SECURITIES AND EXCHANGE COMMISSION
                WASHINGTON, D.C.  20549

                       FORM 8-K

                     CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(d) OF THE
              SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 27, 1997


 GILBERT ASSOCIATES, INC.
(Exact name of registrant as specified in its charter)



  Delaware                            0-12588         23-2280922
 (State or other jurisdiction of     (Commission     (I.R.S. Employer
  incorporation or organizational)    File Number)    Identification No.)



   P. O. BOX 1498, READING, PENNSYLVANIA   19603
 (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code:  (610) 856-5500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

       GILBERT ASSOCIATES, INC.

Date:  March 27, 1997
      /s/Paul H. Snyder
         Paul H. Snyder
         Senior Vice President and
         Chief Financial Officer

GILBERT ASSOCIATES NAMES NEW BOARD MEMBER

Robert LaBlanc Is A Consultant and Investment Banker To The Information Technologies Industry


Reading, PA -- March 26, 1997 -- Gilbert Associates, Inc.
(Nasdaq/NMS:GILBA) today announced that Robert E. LaBlanc, President of Robert E. LaBlanc Associates, has joined its Board of Directors. The addition of Mr. LaBlanc, 63, expands the Board to eight members.

	Mr. LaBlanc has served as President of Robert E. LaBlanc Associates, an information technologies consulting and investment banking firm based in Ridgewood, New Jersey, since 1981. Prior to that, he was Vice Chairman of Continental Telecom, Inc., a major telecommunications services company now merged with GTE. Mr. LaBlanc began his career in the former Bell System and served as a telecommunications analyst and general partner with Salomon Brothers, Inc., before joining Continental.

	Mr. LaBlanc was a founding director of the Catholic
Telecommunications Network of America, Inc., and currently serves on the Board of Directors of Storage Technology Corporation, Titan Corporation, Tribune Company and a family of Prudential mutual funds. He is a graduate of Manhattan College and a distinguished alumnus of the New York University Graduate School of Business.

	Tim Cobb, Chairman, President and Chief Executive Officer of Gilbert Associates, commented, "Bob brings a tremendous amount of industry experience, as well as strategic and financial expertise to Gilbert Associates, which the Company intends to leverage on a going forward basis. Moreover, his addition to our Board reinforces the Company's strategic transformation into a pure communications technology company."

	Reading, Pennsylvania-based Gilbert Associates, Inc. is a leading telecommunications equipment and services company with segments that support public, private and wireless communication network operators.